Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Collateral Report for April 25, 2002 Distribution
Collateral Report
COLLATERAL	TOTAL
Loan Count:
Original	1493
Prior	-
Prefunding	-
Scheduled Paid Offs	-
Full Voluntary Prepayments	(1)
Repurchases	(1)
Liquidations	-
Current	1,491

Principal Balance:
Original	132,835,928.78
Prior	-
Prefunding	-
Scheduled Principal	(120,157.30)
Partial and Full Voluntary Prepayments	(130,000.00)
Repurchases	(39,733.66)
Liquidations	-
Current	132,546,037.82

PREFUNDING	TOTAL

Initial Prefunding Account Balance	42,164,071.22
Beginning Prefunding Account Balance	42,164,071.22
Current Period Prefunded Amount	0.00
Prefunding Account Release	0.00
Ending Prefunding Account Balance	42,164,071.22

Current Prin Balance by Groups (in millions of dollars)

Total Current Principal Balance (in millions of dollars)

Page 10 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Collateral Report for April 25, 2002 Distribution
Collateral Report

CHARACTERISTICS	TOTAL

Weighted Average Coupon Original	9.312857%
Weighted Average Coupon Prior
Weighted Average Coupon Current	9.312857%
Weighted Average Months to Maturity Original	313
Weighted Average Months to Maturity Prior	-
Weighted Average Months to Maturity Current	313
Weighted Avg Remaining Amortization Term Original	326
Weighted Avg Remaining Amortization Term Prior	-
Weighted Avg Remaining Amortization Term Current	326
Weighted Average Seasoning Original	2.01
Weighted Average Seasoning Prior	-
Weighted Average Seasoning Current	2.01

Note: Original information refers to deal issue.

WAC by Groups

Total WAC

WARAT by Groups

Total WARAT

Note: Dates correspond to distribution dates.
Page 11 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Collateral Report for April 25, 2002 Distribution
Collateral Report
ARM CHARACTERISTICS	TOTAL

Weighted Average Margin Original	0.743%
Weighted Average Margin Prior	0.000%
Weighted Average Margin Current	0.743%
Weighted Average Max Rate Original	1.647%
Weighted Average Max Rate Prior	0.000%
Weighted Average Max Rate Current	1.647%
Weighted Average Min Rate Original	0.985%
Weighted Average Min Rate Prior	0.000%
Weighted Average Min Rate Current	0.985%
Weighted Average Cap Up Original	0.331%
Weighted Average Cap Up Prior	0.000%
Weighted Average Cap Up Current	0.331%
Weighted Average Cap Down Original	0.110%
Weighted Average Cap Down Prior	0.000%
Weighted Average Cap Down Current	0.110%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	TOTAL

Current Servicing Fees	55,348.30
Delinquent Servicing Fees	0.00
Trustee Fees	2,187.50
TOTAL SERVICING FEES	57,535.80

Total Servicing Fees	57,535.80
Compensating Month End Interest	76.74
Delinquent Servicing Fees	0.00
COLLECTED SERVICING FEES	57,612.54
Prepayment Interest Shortfall	76.74
Total Advanced Interest	0.00

ADDITIONAL COLLATERAL INFORMATION	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Page 12 of 23	© COPYRIGHT 2002 Deutsche Bank